Exhibit 20.2
WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended November 30, 2005
for Distribution Date of December 19, 2005

			DOLLARS
COLLECTIONS

Principal Payments Received			40,513,076.27
Interest Payments Received			10,913,384.98

Total Payments received			51,426,461.25
Plus / (Less) :
Net Servicer Advances			111,908.74
Investment Earnings on funds in the Collection Account			162,274.04

Net Collections			51,700,644.03
Plus / (Less) :
Funds in Spread Account			7,524,183.72

Total Available Funds			59,224,827.75

DISTRIBUTIONS

Servicing Fee		1,235,765.00
Trustee and Other Fees		3,752.07

Total Fee Distribution			1,239,517.07

Note Interest Distribution Amount — Class A-1	0.00
Note Interest Distribution Amount — Class A-2	1,152,584.53
Note Interest Distribution Amount — Class A-3	1,390,000.00
Note Interest Distribution Amount — Class A-4	708,802.08

	3,251,386.61

Note Principal Distribution Amount — Class A-1	0.00
Note Principal Distribution Amount — Class A-2	40,293,847.90
Note Principal Distribution Amount — Class A-3	0.00
Note Principal Distribution Amount — Class A-4	0.00

	40,293,847.90

Total Class A Interest and Principal Distribution			43,545,234.51

Note Interest Distribution Amount — Class B-1	214,218.75
Note Principal Distribution Amount — Class B-1	0.00

Total Class B Interest and Principal Distribution			214,218.75

Note Interest Distribution Amount — Class C-1	231,000.00
Note Principal Distribution Amount — Class C-1	0.00

Total Class C Interest and Principal Distribution			231,000.00

Note Interest Distribution Amount — Class D-1	196,625.00
Note Principal Distribution Amount — Class D-1	0.00

Total Class D Interest and Principal Distribution			196,625.00

Spread Account Deposit			13,798,232.42

Total Distributions			59,224,827.75

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended November 30, 2005
for Distribution Date of December 19, 2005

PORTFOLIO DATA:
	# of loans
Beginning Aggregate Principal Balance	73,914		1,186,334,649.99
Additional Funding	—		—

Less: Principal Payments		(18,079,980.75)
Full Prepayments	(1,523)	(19,298,794.00)
Partial Prepayments	—	—
Liquidations	(349)	(5,373,318.51)

			(42,752,093.26)

Ending Aggregate Principal Balance	72,042		1,143,582,556.73
Ending Outstanding Principal Balance of Notes			1,085,326,559.72

Excess (Current Overcollateralization Amount)			58,255,997.01
Overcollateralization Level			5.09%

Overcollateralization Amount			58,255,997.01

OTHER RELATED INFORMATION:

Spread Account:

Beginning Balance		7,500,000.00
Investment earnings on funds in spread account		24,183.72
Less: Funds included in Total Available Funds		(7,524,183.72)
Deposits		13,798,232.42
Excess Spread Amount		(6,298,232.42)

Ending Balance			7,500,000.00

Beginning Initial Deposit		—
Repayments		—

Ending Initial Deposit			—

Servicer Advances:
Beginning Unreimbursed Advances		1,485,857.61
Net Advances		111,908.74

			1,597,766.35

Net Charge-Off Data:
Charge-Offs		10,707,512.14
Recoveries		(2,413,784.83)

Net Charge-Offs			8,293,727.31

Delinquencies ( P&I):	# of loans
30-59 Days	1,387	18,436,471.65
60-89 Days	469	6,604,556.22
90-119 Days	188	2,417,684.69
120 days and over	2	5,937.31

Repossessions	121	1,178,807.30

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)	0		0

Cumulative Charge-Off Percentage			0.55%

WAC			11.5481%
WAM			57.787

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended November 30, 2005
for Distribution Date of December 19, 2005

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution

A-1	265,000,000.00	0.00	0.00	0.00	0.00
A-2	435,000,000.00	366,870,407.62	40,293,847.90	326,576,559.72	41,446,432.43
A-3	400,000,000.00	400,000,000.00	0.00	400,000,000.00	1,390,000.00
A-4	193,750,000.00	193,750,000.00	0.00	193,750,000.00	708,802.08
B-1	56,250,000.00	56,250,000.00	0.00	56,250,000.00	214,218.75
C-1	60,000,000.00	60,000,000.00	0.00	60,000,000.00	231,000.00
D-1	48,750,000.00	48,750,000.00	0.00	48,750,000.00	196,625.00

TOTAL	1,458,750,000.00	1,125,620,407.62	40,293,847.90	1,085,326,559.72	44,187,078.26

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover

A-1	3.13625%	0.00	0.00	0.00	0.00	0.00
A-2	3.77000%	1,152,584.53	0.00	1,152,584.53	1,152,584.53	0.00
A-3	4.17000%	1,390,000.00	0.00	1,390,000.00	1,390,000.00	0.00
A-4	4.39000%	708,802.08	0.00	708,802.08	708,802.08	0.00
B-1	4.57000%	214,218.75	0.00	214,218.75	214,218.75	0.00
C-1	4.62000%	231,000.00	0.00	231,000.00	231,000.00	0.00
D-1	4.84000%	196,625.00	0.00	196,625.00	196,625.00	0.00

TOTAL		3,893,230.36	0.00	3,893,230.36	3,893,230.36	0.00

WFS FINANCIAL 2005-2 OWNER TRUST
Officer’s Certificate
for Collection Period ended November 30, 2005
for Distribution Date of December 19, 2005
Detailed Reporting
See Schedule F
WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of November 30, 2005 and were performed in conformity with the Sale and Servicing Agreement dated March 01, 2005.

Lori Bice
Vice President
Director Technical Accounting

Keith Palmer
Senior Vice President
Treasurer